Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-66294) and Form S-8 (Nos. 33-49164, 33-49158, 333-92377, 333-31716, 333-38470, 333-48886, 333-90968, 333-131068, 333-152958 and 333-152960) of our report dated March 28, 2013 relating to the financial statements of Aquilex Specialty Repair and Overhaul LLC, which appears in the Current Report on Form 8‑K of AZZ incorporated dated June 11, 2013.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
June 11, 2013